For press inquiries:	For investor inquiries:
Katie Brazel, Fleishman-Hillard for Alimera Sciences 404-739-0150 katie.brazel@fleishman.com	John Mills, ICR for Alimera Sciences 310-954-1105 John.Mills@ICRINC.com

ALIMERA SCIENCES ADDS DR. GLEN BRADLEY
TO ITS BOARD OF DIRECTORS

ATLANTA, April 18, 2011 — Alimera Sciences, Inc. (NASDAQ: ALIM) (“Alimera”), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that Dr. Glen Bradley has joined its Board of Directors and the Audit Committee of the Board. Dr. Bradley, a consultant and advisor for ophthalmic and non-ophthalmic medical device companies, replaces Dr. Anders D. Hove, who has resigned as a member of Alimera’s Board of Directors and also as a member of the Audit Committee and Compensation Committee of the Board, effective as of April 18, 2011. Bryce Youngren, a current member of Alimera’s Board, has replaced Dr. Hove as a member of the Compensation Committee of the Board.

A veteran of the eyecare industry, Dr. Bradley served as an executive officer of Novartis, AG of Basel, Switzerland from 1996 to 2003. In addition, he was the chief executive officer of CIBA Vision Group in Atlanta and Zurich from 1990 to 2003. Prior to this, he led CIBA Vision Corporation in Atlanta as president and chief executive officer from 1986-1989. Early in his career, Dr. Bradley worked for several different divisions of the CIBA-Geigy Corporation.

“We are honored to welcome such a respected industry leader to serve on our Board,” said Dan Myers, president and CEO of Alimera. “Dr. Bradley’s wealth of knowledge, experience, and financial expertise in the ophthalmic industry will be invaluable in helping to guide Alimera Sciences’ future growth and development strategies.”

Dr. Bradley earned a Bachelor of Science degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an M.B.A. in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School.

Dr. Anders D. Hove, a partner with Venrock Associates, a venture capital firm, resigned as a member of the Board after six years.

“Dr. Hove was an integral member of our Board at a critical time in the growth of the company, and we thank him for his service and dedication to Alimera Sciences,” said Myers.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently, Alimera is focused on diseases affecting the back of the eye, or retina. Its advanced product candidate, Iluvien®, is an intravitreal insert containing fluocinolone acetonide, a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease. Iluvien is in development for the treatment of DME, a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s future results of operations and financial position, business strategy and plans and objectives of management for Alimera’s future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplate,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in Alimera’s forward-looking statements may not occur and actual results could differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain regulatory approval of Alimera’s product candidates, uncertainty as to Alimera’s ability to commercialize, and market acceptance of, its product candidates, the extent of government regulations, uncertainty as to relationship between the benefits of Alimera’s product candidates and the risks of their side-effect profiles, dependence on third-party manufacturers to manufacture Alimera’s product candidates in sufficient quantities and quality, uncertainty of clinical trial results, limited sales and marketing infrastructure, inability of Alimera’s outside sales force to successfully sell and market Iluvien® in the U.S. following regulatory approval and Alimera’s ability to operate its business in compliance with the covenants and restrictions that it is subject to under its credit facility, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s annual report on Form 10-K for the year ended December 31, 2010, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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